Exhibit 10.1
FIRST AMENDMENT TO
CREDIT AGREEMENT AND PLEDGE AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AGREEMENT (this “Amendment”) is made as of the 28th day of March, 2008, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”).
Recitals:
     The Borrower and the Bank have entered into that certain Credit Agreement dated as of December 22, 2006 (the “Credit Agreement”) and that certain Pledge Agreement of even date therewith (the “Pledge Agreement”). The Borrower and the Bank wish to provide for an acknowledgement and consent to the sale of certain subsidiaries of Borrower, and amend the Credit Agreement and Pledge Agreement in certain respects, as hereinafter provided.
     NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank, intending to be legally bound hereby, agree as follows:
     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
     SECTION 2. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.
     SECTION 3. Acknowledgement and Consent.
     (a) The Borrower has requested that the Bank consent to, and subject to the conditions stated herein, the Bank does hereby consent to, the Borrower’s consummation of the sale of Georgia Casualty & Surety Company, Association Casualty Insurance Company and Association Risk Management General Agency, Inc. as contemplated by that certain Stock Purchase Agreement by and between Borrower and Columbia Mutual Insurance Company dated December 26, 2007 (the “SPA”).
     (b) The Bank agrees (i) to deliver to the escrow agent specified in writing by the Borrower the stock certificates listed on Exhibit A attached hereto, such certificates to be held in escrow for the Closing defined in Section 1.3 of the SPA; provided that Bank shall not be required to deliver such certificates prior to the date that is five (5) days prior to such Closing, and (ii) to release from escrow the stock certificates listed on Exhibit A attached hereto upon the consummation of the Closing.

     (c) The Bank’s consent herein is being given solely to facilitate the Closing defined in Section 1.3 of SPA. If the Closing shall not occur by March 31, 2008, this Amendment shall be null and void and of no force and effect, and Borrower shall immediately deliver the stock certificates listed on Exhibit A to the Bank or its legal counsel.
     (d) The Bank expressly reserves all of its rights and remedies with respect to any present or future Default arising under the Credit Agreement.
     SECTION 4. Amendments to Credit Agreement. The Credit Agreement is amended as set forth in this Section 4.
     (a) Amendment to Section 1.01. The definition of “Pledge Agreement” is hereby amended and restated in its entirety to read as follows:
     “Pledge Agreement” means the Pledge Agreement dated as of December, 2006 executed by the Borrower for the benefit of the Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Borrower (a) has pledged to the Bank the stock or other equity interests it holds in the following Subsidiaries: American Southern Insurance Company and Bankers Fidelity Life Insurance Company and (b) agrees to pledge any stock or equity interests it obtains in the future with respect to existing Subsidiaries or Persons which become Subsidiaries, as more fully set forth therein.
     (b) Amendments to Section 6.01. Substitute (h) and (o) of Section 6.01 of the Credit Agreement hereby amended and restated in their entirety to read as follows:
     (n) Bankers Fidelity Life Insurance Company, American Southern Insurance Company or any Subsidiary of American Southern Insurance Company shall fail to maintain an AM Best rating of “B+” or better; or
     (o) the Borrower shall at any time or times and for any reason cease to own (either directly or indirectly through a Wholly Owned Subsidiary) at least 80% of the Capital Stock and other ownership interests of each of American Southern Insurance Company and Bankers Fidelity Life Insurance Company; or
     (c) Amendment to Schedule 4.08A. Schedule 4.08A of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SCHEDULE 4.08A
EXISTING INSURANCE SUBSIDIARIES

Jurisdiction of
Name of Subsidiary	Incorporation
American Southern Insurance Company	Kansas

American Safety Insurance Company	Georgia

Bankers Fidelity Life Insurance Company	Georgia
     SECTION 5. Amendments to Pledge Agreement. The Pledge Agreement is hereby amended as set forth in this Section 5.
     (a) Amendment to Schedule 1. Schedule 1 to the Pledge Agreement is hereby amended and restated in its entirety to read as follows:
SCHEDULE 1

	Number of	Class
	Shares of	of
Subsidiary	Stock	Stock
American Southern Insurance Company	300,000	Capital

Bankers Fidelity Life Insurance Company	2,500,000	Capital
     (b) Amendment to Exhibit A. Exhibit A to the Pledge Agreement is hereby amended and restated in its entirety to read as follows:
EXHIBIT A
Insurance Subsidiaries of Atlantic American Corporation
     American Safety Insurance Company, a Georgia domestic insurance company
     American Southern Insurance Company, a Kansas domestic insurance company
     Bankers Fidelity Life Insurance Company, a Georgia domestic insurance corporation
     SECTION 6. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement and the Pledge Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the “Agreement” or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. The Pledge Agreement and this Amendment shall be construed together as a single instrument and any reference to the “Agreement” or any other defined term for the Pledge Agreement in the Pledge Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Pledge Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement or Pledge Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement or Pledge Agreement, as hereby amended or any of the other Loan Documents. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement and Pledge Agreement, as hereby amended, and the other Loan Documents. The Credit Agreement and Pledge Agreement, as amended, and the other Loan Documents are hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement and Pledge Agreement, as amended, and the other Loan Documents are in full force and effect.
     SECTION 7. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Bank as follows:
     (a) The representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof (except to the extent they are made specifically with reference to some other date, in which case they are true and correct as of such other date);
     (b) After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement, the Pledge Agreement or any other Loan Document has occurred and is continuing on the date hereof;
     (c) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;
     (d) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment, the Credit Agreement and Pledge Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms; and
     (e) The execution and delivery of this Amendment and the Borrower’s performance hereunder and under the Credit Agreement and Pledge Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.
     SECTION 8. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:
     (a) receipt by the Bank from the Borrower of a duly executed counterpart of this Amendment; and
     (b) the fact that the representations and warranties of the Borrower contained in Section 7 of this Amendment shall be true on and as of the date hereof.
     SECTION 9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
     SECTION 10. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.
     SECTION 11. Attorney’s Fees and Expenses. The Borrower hereby agrees that all attorney’s fees and expenses incurred by the Bank in connection with its review of the SPA and the preparation, negotiation and execution of this Amendment shall be payable by the Borrower.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

Attest:		ATLANTIC AMERICAN CORPORATION

	/s/ Janie L. Ryan	By:	/s/ John G. Sample, Jr.

Its:	Secretary		Name: John G. Sample, Jr.
	[CORPORATE SEAL]		Title: Senior Vice President & CFO

WACHOVIA BANK, NATIONAL ASSOCIATION

		By:	/s/ Ron Edwards Name: Ron Edwards
Title: SVP/Commercial Risk Management

EXHIBIT A

Company	Stock Certificate No.	Number of Shares
Georgia Casualty & Surety Company	8234	2,000,000

Association Casualty Insurance Company	424	525,000

Association Casualty Insurance Company	425	38,835

Association Casualty Insurance Company	426	225,000

Association Casualty Insurance Company	427	111,165